Exhibit 23.5
CONSENT OF L.E.K. CONSULTING GmbH
     The undersigned hereby consents to the inclusion in Elster Group SE’s Registration Statement on Form F-1, including any amendments thereto (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission, of its name, of references to its Global Smart Metering Report 2009/2010 dated September 2010 and of the data from such report that appears in the Registration Statement.
September 13, 2010

L.E.K. Consulting GmbH
By:	/s/ Karin von Kienlin
	Name:	KARIN VON KIENLIN, Managing Director